Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-103267-02 of Ferrellgas Finance Corp. on Form S-3 of our report dated October 11, 2005, appearing in this Annual Report on Form 10-K of Ferrellgas Finance Corp. for the year ended July 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
October 11, 2005